EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

LASALLE BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

36-0884183
(I.R.S. Employer
Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603
(Address of principal executive offices) (Zip Code)

Willie J. Miller, Jr.
Group Senior Vice President
Chief Legal Officer and Secretary
Telephone: (312) 904-2018
135 South LaSalle Street, Suite 925
Chicago, Illinois 60603
(Name, address and telephone number of agent for service)

Playboy Enterprises, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	936-4249478 (I.R.S. Employer Identification No.)

680 North Lake Shore Drive Chicago, Illinois (Address of principal executive offices)	60611 (Zip Code)

3.00% Convertible Senior Subordinated Notes, due 2025
(Title of the indenture securities)

ITEM 1. GENERAL INFORMATION

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

1.	Comptroller of the Currency, Washington D.C.

2.	Federal Deposit Insurance Corporation, Washington, D.C.

3.	The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR AND GUARANTORS.

If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

      None.

ITEMS 3 THROUGH 15, INCLUSIVE, ARE NOT APPLICABLE BY VIRTUE OF T-1 GENERAL INSTRUCTION B.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

2.	A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.	A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.	A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 16th day of May, 2005.

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ John W. Porter
John W. Porter
Vice President

LaSalle Bank N.A. 135 South LaSalle Street Chicago, IL 60603 Transit Number: 71000505	Call Date: 03/31/05	Page 11	EXHIBIT 7 RC-1

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for March 31, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

					Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD
	a.	Noninterest-bearing balances and currency and coin (1)			0081	1,495,830
	b.	Interest-bearing balances (2)			0071	23,424
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	97,846
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	23,199,737
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices			B987	402,680
	b.	Securities purchased under agreements to resell (3)			B989	250,668
4.	Loans and lease financing receivables (from schedule RC-C)
	a.	Loans and leases held for sale			5369	599,619
	b.	Loans and leases, net of unearned income	B528	37,275,313
	c.	LESS: Allowance for loan and lease losses	3123	657,385
	d.	Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)			B529	36,617,928
5.	Trading assets (from Schedule RC-D)				3545	671,784
6.	Premises and fixed assets (including capitalized leases)				2145	267,688
7.	Other real estate owned (from Schedule RC-M)				2150	11,601
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0
9.	Customers’ liability to this bank on acceptances outstanding				2155	16,870
10.	Intangible assets (from Schedule RC-M)
	a.	Goodwill			3163	181,613
	b.	Other Intangible assets			0426	0
11.	Other assets (from Schedule RC-F)				2160	3,887,015
12.	Total assets (sum of items 1 through 11)				2170	67,724,303

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A.	Call Date: 03/31/05	ST-BK: 17-1520	FFIEC
135 South LaSalle Street			Page
Chicago, IL 60603	Vendor ID: D	CERT: 15407	12

Transit Number: 71000505

Schedule RC - Continued

						Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)				RCON 2200	30,745,503
				RCON
		(1)	Noninterest-bearing (1)	6631	6,892,719
		(2)	Interest-bearing	6636	23,852,784
						RCFN
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)				2200	7,905,194
				RCFN
		(1)	Noninterest-bearing	6631	0
		(2)	Interest-bearing	6636	7,905,194
						RCON
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased in domestic offices (2)				B993	2,592,438
						RCFD
	b.	Securities sold under agreements to repurchase (3)				B995	8,125,351
15.	Trading liabilities (from Schedule RC-D)					3548	166,464
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): From schedule RC-M					3190	9,141,594
17.	Not applicable.
18.	Bank’s liability on acceptances executed and outstanding					2920	16,870
19.	Subordinated notes and debentures (4)					3200	540,000
20.	Other liabilities (from Schedule RC-G)					2930	2,984,168
21.	Total liabilities (sum of items 13 through 20)					2948	62,217,582
22.	Minority Interest in consolidated subsidiaries					3000	66,956
EQUITY CAPITAL
						RCFD
23.	Perpetual preferred stock and related surplus					3838	500,000
24.	Common stock					3230	41,234
25.	Surplus (exclude all surplus related to preferred stock)					3839	2,010,375
26.	a.	Retained Earnings				3632	2,759,019
	b.	Accumulated Other Comprehensive income.(5)				B530	129,137
27.	Other Equity capital components (6)					3284	0
28.	Total equity capital (sum of items 23 through 27)					3210	5,439,765
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)					3300	67,724,303

Memorandum
To be reported only with the March Report of Condition.

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001	RCFD 6724	Number 2	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm with generally accepted auditing standards by a certified public accounting firm

4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm (may be required by state chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Compilation of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 “other borrowed money.”
(3)	Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership plan shares.